EXHIBIT 10.13
ZIONS BANCORPORATION
2022 OMNIBUS INCENTIVE PLAN

STANDARD DIRECTORS STOCK AWARD AGREEMENT

This Directors Stock Award Agreement (this “Agreement”) is made and entered into as of the [date] (the “Grant Date”) by and between Zions Bancorporation, a Utah corporation (the “Company”), and [name] (the “Grantee”) pursuant to the Company’s 2022 Omnibus Incentive Plan (the “Plan”). Capitalized terms not defined in this Agreement have the meanings ascribed to them in the Plan.

1.Grant of Shares. Pursuant and subject to the Plan and this Agreement, the Company hereby grants to Grantee the following number of shares of Common Stock (“Shares”): [#], on the delivery date as provided herein. Until such delivery, the Grantee has only the rights of a general unsecured creditor, and no rights as a shareholder, of the Company. Grantee’s rights with respect to the Shares are limited by the terms and conditions of the Plan and this Agreement.

2.Delivery of Shares. Shares are to be delivered on or promptly after the Grant Date, (but in no case more than fifteen (15) days after such date) (the “Delivery Date”). On the Delivery Date, the Company shall transfer to the Grantee each unrestricted, fully transferable Share scheduled to be paid out on such date; provided that Grantee has satisfied the conditions of this Section 2 and Sections 3.1 and 3.2 below have been satisfied. The Company may postpone such delivery of Shares until it receives satisfactory proof that the release of such Shares will not violate any of the provisions of the Securities Act of 1933, as amended, or the Exchange Act, as amended, any rules or regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder, or the requirements of applicable state law relating to authorization, issuance or sale of securities, or until there has been compliance with the provisions of such acts or rules. Grantee understands that the Company is under no obligation to register or qualify Common Stock with the SEC, any state securities commission or any stock exchange to effect such compliance.

3.Conditions to Delivery of Shares.

3.1    Compliance with Laws. The Shares shall not be delivered on the applicable Delivery Date unless such delivery is in compliance, to the reasonable satisfaction of the Committee, with all applicable federal and state laws, as they are in effect on such date

3.2    Other Conditions. The Committee may require that Grantee comply with such other procedures relating to the delivery of Shares to Grantee as the Committee may determine, including the use of specified broker-dealers.

4.    Right of Offset. The Company shall have the right to offset against the obligation to release Shares, any outstanding amounts then owed by Grantee to the Company, but only to the extent such offset does not violate Section 409A of the Code.
5.    Nontransferability of Agreement. The rights conferred by this Agreement shall not be assignable or transferable by Grantee other than by will or by the laws of descent and distribution, and shall be exercisable during the life of the Grantee only by the Grantee or the Grantee’s legal representative and any such attempted assignment, transfer or exercise in contravention of this Section 7 shall be void.

6.    No Right to Retain Status as Director. Nothing contained in this Agreement shall confer upon Grantee any right to continue as a director of the Company or any of its subsidiaries.

7.    Entire Agreement. The Shares are granted pursuant to the Plan, and the Shares and this Agreement are subject to the terms and conditions of the Plan. The Plan is incorporated herein by reference. This Agreement, the Plan and such other documents, as may be executed in connection with this grant of Shares, constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter. Any action taken or decision made by the Committee arising out of or in connection with the construction, administration, interpretation or effect of this Agreement, the Plan and such other documents as may be executed in connection with this grant of Shares shall lie within its sole and absolute discretion, as the case may be, and shall be final, conclusive and binding on the Grantee and all persons claiming under or through the Grantee.

8.    Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Grantee shall be in writing and addressed to Grantee at the address indicated below or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by facsimile.

9.    Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions set forth herein, this Agreement and the Plan shall be binding upon Grantee and Grantee’s heirs, executors, administrators, legal representatives, successors and assigns.

10.    Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Utah without regard to that body of law pertaining to choice of law or conflict of laws.

11.    Regulatory Matters/Compliance with Laws. In the event that the grant, exercise, payment, settlement, delivery of Shares or accrual of this Award or any term of this Award is restricted or prohibited or otherwise conflicts with any applicable statute (including, without limitation, Section 18(k) of the Federal Deposit Insurance Act, as amended) or any applicable regulation or other guidance thereunder, or any agreement or arrangement with or restriction imposed by, the United States Department of the Treasury, any bank regulatory agency or any other governmental agency (a “Governmental Restriction”), in each case, as determined by Committee in its sole discretion, then the Committee may unilaterally modify the terms of this Award in such manner as the Committee determines in its sole discretion to be necessary to avoid such restriction or prohibition or eliminate such conflict, all without the further consent of Grantee, such consent being given through Grantee’s acceptance of this Award. Such modifications may include, without limitation, the modification of this Award into an Award of another type (such as an option Award), a reduction of the number of Shares covered by this Award or any such modified Award, the addition of grant or exercise, conditions, the delay or cessation of payment, settlement or delivery of Shares or accrual of this Award, and the cancellation for no consideration of all or a portion of this Award. In addition, any Shares by Grantee pursuant to this Award, or any proceeds from the disposition of any such Shares, shall be subject to forfeiture and return to the Company to the extent required by a Governmental Restriction.
    12. Clawback. The Award shall be subject to the clawback, recapture or recoupment policy, if any, that the Company may adopt from time to time and, in accordance with such policy, as in effect from time to time, may be subject to the requirement that the Awards be forfeited, reduced, or repaid to the Company after they have been distributed or paid to the Grantee.

13. Grant Acceptance. This award will automatically be deemed accepted, effective and legally binding as of the Grant Date unless, on or prior to 30 days from grant, including the Grant Date, the Grantee delivers written notice to the Company that the Grantee declines to accept this award. Any such notice must be delivered to Paul Brandon by hand or to paul.brandon@zionsbancorp.com. If the Grantee delivers timely written notice of declination, this Award shall be come null and void as if never delivered.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date noted above.

ZIONS BANCORPORATION

By:     _/s/ Harris H. Simmons____